Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

INCREASES 2017 FULL YEAR FINANCIAL GUIDANCE

NASHVILLE, Tenn. – August 7, 2017 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the second quarter of 2017.

Second Quarter 2017 Highlights

•	Diluted EPS of $0.38

•	Adjusted Diluted EPS of $0.39

•	Normalized FFO per diluted share of $0.59

•	Net Income of $45.5 million

•	Adjusted Net Income of $45.8 million

•	Adjusted EBITDA of $96.7 million

“We are pleased with our financial performance in the second quarter, which exceeded our initial forecast as a result of better than anticipated revenue and expense trends across our federal and state partners,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “In the second half of 2017 we will look to build upon these positive trends by pursuing our strategy to further diversify our real estate and service offerings in order to provide our partners with innovative, cost-effective solutions that better the public good.”

Second Quarter 2017 Results

Total revenue for the second quarter of 2017 was $436.4 million compared to $463.3 million in the second quarter of 2016. The decrease in revenue was attributable to the previously disclosed amendment to the contract for our South Texas Family Residential Center (STFRC) resulting in a reduction to revenue of $28.3 million from the prior year quarter, and the expiration of our contract with the Federal Bureau of Prisons (BOP) at our Eden Detention Center in April 2017. These declines in revenue were partially offset by higher detainee populations from Immigration and Customs Enforcement (ICE), the full quarter impact of our new contract with the state of Tennessee at the Trousdale Turner Correctional Center that opened in the first quarter of 2016, the commencement of our new contract with the state of Arizona at our newly expanded Red Rock Correctional Center completed in January 2017, and the acquisitions of 11 residential reentry centers from the beginning of the second quarter of 2016 through the second quarter of 2017.

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Second Quarter 2017 Financial Results

Net income generated in the second quarter of 2017 totaled $45.5 million, or $0.38 per diluted share, compared with $57.6 million, or $0.49 per diluted share, in the second quarter of 2016. Adjusted for special items, net income in the second quarter of 2017 was $45.8 million, or $0.39 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the second quarter of 2016 of $57.9 million, or $0.49 per diluted share. Special items included expenses associated with mergers and acquisitions of $0.3 million during each quarter.

Funds From Operations (FFO) was $69.4 million, or $0.59 per diluted share, during the second quarter of 2017, compared with $81.0 million, or $0.69 per diluted share, during the second quarter of 2016. Normalized FFO, which excludes the aforementioned special items, was $69.7 million, or $0.59 per diluted share, during the second quarter of 2017, compared with $81.3 million, or $0.69 per diluted share, during the second quarter of 2016.

EBITDA was $102.1 million during the second quarter of 2017, compared with $119.4 million during the second quarter of 2016. Adjusted EBITDA was $96.7 million in the second quarter of 2017, compared with $106.4 million during the second quarter of 2016. Adjusted EBITDA excludes the aforementioned special items, and includes the portion of rental payments for the STFRC that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

Acquisition of Residential Reentry Facilities in Oklahoma from Center Point, Inc. On June 1, 2017, we completed the acquisition of real estate operated by Center Point, Inc., a California-based non-profit organization (Center Point), for $7.0 million in cash, excluding transaction-related expenses. We consolidated a portion of Center Point’s operations into the Company’s preexisting residential reentry center portfolio and assumed ownership and operations of the Oklahoma City Transitional Center, a 200-bed residential reentry center in Oklahoma City, Oklahoma.

Acquisition of New Beginnings Treatment Center, Inc. in Arizona. On August 1, 2017, we completed the acquisition of New Beginnings Treatment Center, Inc. (New Beginnings), an Arizona-based community corrections company, along with the real estate used in the operations of New Beginnings’ business from an affiliate of New Beginnings, for an aggregate purchase price of $6.4 million. In connection with the acquisition, CoreCivic assumed a contract with the Federal Bureau of Prisons to provide reentry services to male and female adults in facilities containing 92 beds located in Tucson, Arizona.

Expiration of Contracts with the State of Texas at Three Managed-Only Facilities. In July 2017, we were notified we were not selected for the continued management of the 1,980-bed Bradshaw State Jail, the 1,031-bed Lindsey State Jail, and the 1,069-bed Willacy State Jail,

Second Quarter 2017 Financial Results

following notice in March 2017 that the state of Texas was closing the 1,049-bed Bartlett State Jail, all owned by the state of Texas. For the six months ended June 30, 2017, these four facilities generated total revenue of $23.8 million and net operating income of $0.3 million. The Bartlett State Jail was closed in June 2017, and we expect to transfer operations of the remaining three managed-only facilities to the new operators on September 1, 2017. During the third quarter of 2017, we expect to write-off $1.0 million of assets associated with these facilities.

2017 Financial Guidance

Based on current business conditions we have provided the following updated financial guidance for the third quarter of 2017 and the full year 2017:

Full Year 2017
	Third Quarter 2017	Prior Guidance	Current Guidance
• Diluted EPS	$0.32 to $0.33	$1.48 to $1.54	$1.50 to $1.54
• Adjusted Diluted EPS	$0.33 to $0.35	$1.50 to $1.56	$1.52 to $1.56
• FFO per diluted share	$0.51 to $0.53	$2.25 to $2.32	$2.28 to $2.33
• Normalized FFO per diluted share	$0.52 to $0.54	$2.27 to $2.33	$2.31 to $2.35

During 2017, we expect to invest approximately $67.0 million to $75.0 million in capital expenditures, consisting of approximately $10.0 million to $13.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $26.0 million to $27.0 million in maintenance capital expenditures on real estate assets; and approximately $31.0 million to $35.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter 2017. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.corecivic.com/investors under “Financial Reports” of the Investors section.

Management may meet with investors from time to time during the third quarter of 2017. Written materials used in the investor presentations will also be available on our website beginning on or about August 16, 2017. Interested parties may access this information through our website at www.corecivic.com/investors under “Webcasts” of the Investors section.

Second Quarter 2017 Financial Results

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, August 8, 2017, to discuss our second quarter 2017 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” of the website at www.corecivic.com/investors. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on August 8, 2017, through 1:00 p.m. central time (2:00 p.m. eastern time) on August 16, 2017. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +719-457-0820 and enter passcode 8470237.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services; (vi) changes in government

Second Quarter 2017 Financial Results

policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the STFRC by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) our ability to meet and maintain qualification for taxation as a REIT; and (ix) the availability of debt and equity financing on terms that are favorable to us. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Second Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$46,584	$37,711
Accounts receivable, net of allowance of $666 and $1,580, respectively	206,848	229,885
Prepaid expenses and other current assets	25,620	31,228

Total current assets	279,052	298,824
Property and equipment, net of accumulated depreciation of $1,413,136 and $1,352,323, respectively	2,806,078	2,837,657
Goodwill	40,402	38,386
Non-current deferred tax assets	11,537	13,735
Other assets	87,247	83,002

Total assets	$3,224,316	$3,271,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$243,975	$260,107
Income taxes payable	853	2,086
Current portion of long-term debt	10,000	10,000

Total current liabilities	254,828	272,193
Long-term debt, net	1,407,196	1,435,169
Deferred revenue	46,574	53,437
Other liabilities	52,374	51,842

Total liabilities	1,760,972	1,812,641

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 118,179 and 117,554 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,182	1,176
Additional paid-in capital	1,789,337	1,780,350
Accumulated deficit	(327,175)	(322,563)

Total stockholders’ equity	1,463,344	1,458,963

Total liabilities and stockholders’ equity	$3,224,316	$3,271,604

Second Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES	$436,393	$463,331	$882,077	$910,716

EXPENSES:
Operating	307,897	316,446	623,200	630,364
General and administrative	26,417	27,364	51,243	53,844
Depreciation and amortization	36,800	42,345	73,057	84,404
Asset impairments	—	—	259	—

	371,114	386,155	747,759	768,612

OPERATING INCOME	65,279	77,176	134,318	142,104

OTHER (INCOME) EXPENSE:
Interest expense, net	16,622	16,796	33,112	34,340
Other (income) expense	(60)	132	(43)	49

	16,562	16,928	33,069	34,389

INCOME BEFORE INCOME TAXES	48,717	60,248	101,249	107,715
Income tax expense	(3,242)	(2,665)	(5,727)	(3,825)

NET INCOME	$45,475	$57,583	$95,522	$103,890

BASIC EARNINGS PER SHARE	$0.38	$0.49	$0.81	$0.89

DILUTED EARNINGS PER SHARE	$0.38	$0.49	$0.81	$0.88

DIVIDENDS DECLARED PER SHARE	$0.42	$0.54	$0.84	$1.08

Second Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$45,475	$57,583	$95,522	$103,890
Special items:
Expenses associated with mergers and acquisitions	301	317	431	1,460
Asset impairments	—	—	259	—

Adjusted net income	$45,776	$57,900	$96,212	$105,350

Weighted average common shares outstanding – basic	118,164	117,401	117,974	117,318
Effect of dilutive securities:
Stock options	377	514	398	473
Restricted stock-based compensation	44	94	51	98

Weighted average shares and assumed conversions – diluted	118,585	118,009	118,423	117,889

Adjusted Diluted Earnings Per Share	$0.39	$0.49	$0.81	$0.89

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$45,475	$57,583	$95,522	$103,890
Depreciation of real estate assets	23,956	23,388	47,655	46,725

Funds From Operations	$69,431	$80,971	$143,177	$150,615
Expenses associated with mergers and acquisitions	301	317	431	1,460
Goodwill and other impairments	—	—	259	—

Normalized Funds From Operations	$69,732	$81,288	$143,867	$152,075

Funds From Operations Per Diluted Share	$0.59	$0.69	$1.21	$1.28

Normalized Funds From Operations Per Diluted Share	$0.59	$0.69	$1.21	$1.29

Second Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$45,475	$57,583	$95,522	$103,890
Interest expense, net	16,622	16,796	33,112	34,340
Depreciation and amortization	36,800	42,345	73,057	84,404
Income tax expense	3,242	2,665	5,727	3,825

EBITDA	$102,139	$119,389	$207,418	$226,459
Expenses associated with mergers and acquisitions	301	317	431	1,460
Depreciation expense associated with STFRC lease	(4,102)	(10,590)	(8,159)	(21,180)
Interest expense associated with STFRC lease	(1,631)	(2,697)	(3,305)	(5,576)
Asset impairments	—	—	259	—

Adjusted EBITDA	$96,707	$106,419	$196,644	$201,163

Second Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending September 30, 2017		For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$37,500	$39,600	$177,200	$182,200
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Asset impairments	1,000	1,000	1,300	1,300

Adjusted net income	$38,900	$41,000	$180,000	$185,000

Net income	$37,500	$39,600	$177,200	$182,200
Depreciation of real estate assets	23,300	23,300	93,500	94,000

Funds From Operations	$60,800	$62,900	$270,700	$276,200
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Asset impairments	1,000	1,000	1,300	1,300

Normalized Funds From Operations	$62,200	$64,300	$273,500	$279,000

Diluted EPS	$0.32	$0.33	$1.50	$1.54

Adjusted EPS per diluted share	$0.33	$0.35	$1.52	$1.56

FFO per diluted share	$0.51	$0.53	$2.28	$2.33

Normalized FFO per diluted share	$0.52	$0.54	$2.31	$2.35

Net income	$37,500	$39,600	$177,200	$182,200
Interest expense, net	17,500	17,000	68,000	67,000
Depreciation and amortization	36,500	36,500	146,500	146,500
Income tax expense	3,000	2,500	11,500	11,000

EBITDA	$94,500	$95,600	$403,200	$406,700
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Depreciation expense associated with STFRC lease	(4,100)	(4,100)	(16,600)	(16,600)
Interest expense associated with STFRC lease	(1,600)	(1,600)	(6,400)	(6,400)
Asset impairments	1,000	1,000	1,300	1,300

Adjusted EBITDA	$90,200	$91,300	$383,000	$386,500

Second Quarter 2017 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s corrections facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the STFRC is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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